UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 9, 2009

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	52-1849794
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

485-C Route 1 South
Iselin, New Jersey  08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2009, CareAdvantage, Inc. (the “Registrant”) raised $400,000 in capital in a private placement to fund certain expenses that became due and payable, and to help fund working capital.

The private placement consisted of the sale of 80,000,000 shares of common stock (“Common Stock”) of the Registrant at a purchase price of $0.005 per share, the current market price per share of Common Stock, for an aggregate purchase price of $400,000.   In view of the time sensitive nature of the cash need, the current financial position of the Registrant, the lack of a vibrant trading market for the Common Stock, the lack of time to seek third party investment and the uncertainty of the terms that would be required by any unaffiliated investors, the Registrant directed the private placement to its three directors, Dennis J. Mouras, David G. Noone, and David J. McDonnell, and its general counsel, George Neidich (the “Investors”).  Each Investor purchased the Common Stock at market price with his own personal funds and is holding the shares he purchased in his own separate account.  Each Investor has “piggyback rights” to require the Registrant to include the shares purchased in any registration that the Registrant effects for capital raising purposes.  The Investors disclaim the existence of a “group” in connection with the purchase, voting, holding or ultimate disposition of the stock.

The Registrant engaged Evergreen Capital, LLC (“Evergreen”), a investment banking firm that is experienced in valuations, mergers and acquisitions, and similar matters to advise the Registrant regarding this transaction and regarding the terms of this transaction.  Evergreen concluded this transaction with the Investors is fair, from the financial point of view, to the shareholders of the Registrant.

The sale of the Common Stock was exempt from registration under Regulation D of the Securities Act of 1933, as amended.  The Subscription Agreement for this transaction is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Prior to this transaction the Investors beneficially owned, in aggregate, approximately 25% of the Common Stock of the Registrant.  Subsequent to this transaction the Investors beneficially own, in aggregate, approximately 68% of the Common Stock of the Registrant.

The following are the beneficial holdings and the percent of beneficial ownership of the Common Stock held by the Investors subsequent to this transaction:

Investor	Numbers of Shares Beneficially Owned	Percent Ownership
Dennis J. Mouras	29,500,100	20.7%
David G. Noone	24,150,000	16.9%
David J. McDonnell	22,150,000	15.5%
George Neidich	21,777,777	15.3%

Item 3.02 Unregistered Sales of Equity Securities

The disclosures under Item 1.01 is incorporated herein by reference.

Item 5.01.  Changes of Control of Registrant

The disclosures under Item 1.01 is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement for Common Stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: September 10, 2009	By:	/s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement for Common Stock of the Registrant.